Exhibit 1.1

EXECUTION VERSION

€500,000,000

Pentair Finance S.A.

2.450% Senior Notes due 2019

Underwriting Agreement

September 14, 2015

Citigroup Global Markets Limited

J.P. Morgan Securities plc

Merrill Lynch International

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Ladies and Gentlemen:

Pentair Finance S.A., a Luxembourg public limited liability company (société anonyme) having its registered office at 26 Boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg trade and companies register under number B 166305 (the “Issuer”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), €500,000,000 principal amount of its 2.450% Senior Notes due

2019 (the “2019 Notes” or the “Securities”). The Securities will be issued pursuant to an indenture to be dated as of September 16, 2015 (the “Base Indenture”) among the Issuer, Pentair plc, an Irish public limited company (the “Parent”), Pentair Investments Switzerland GmbH, a Swiss Gesellschaft mit beschränkter Haftung (“Investments” and, together with Parent, the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”), as amended by a Supplemental Indenture to be dated as of September 17, 2015 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), and will be guaranteed as to payment on a senior basis by each of the Guarantors (the “Guarantees”).

The Issuer and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Issuer and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3 (File No. 333-204066), including a prospectus, relating to the Securities. Such registration statement, as of the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in the Registration Statement (and any amendments thereto) before the Time of Sale (as defined below), any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement immediately prior to the Time of Sale that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 5:50 p.m., London time, the time when sales of the Securities were first made (the “Time of Sale”), the Parent had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated September 10, 2015, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

The Issuer intends to use the proceeds of the offering of the Securities, together with the proceeds from offering of the Dollar Notes (as defined below), to finance the Acquisition (as defined below), to repay outstanding commercial paper issued by the Issuer and for general corporate purposes. Pursuant to an agreement and plan of merger dated August 15, 2015 (together with the schedules and exhibits thereto, the “Merger Agreement”) among the Parent, Pentair Lionel Acquisition Co., a Delaware corporation and an indirect wholly owned subsidiary of the Parent (the “Acquiror”), a newly formed wholly owned subsidiary of the Acquiror (“Acquisition Sub”) and ERICO Global Company, an Ohio corporation (the “ERICO”), the Acquiror will acquire all the issued and outstanding equity interests of ERICO through a merger of Acquisition Sub with and into ERICO (the “Acquisition”). In connection with the Acquisition, the Issuer will advance or otherwise make available to the Acquiror the funds required to pay the Acquisition consideration, to pay all outstanding funded indebtedness of ERICO and its subsidiaries and to pay the fees and expenses incurred in connection with the foregoing transactions (the “Acquisition Costs”). All or a portion of the Acquisition Costs will be financed by (A) the issuance of the Securities, (B) the issuance of the three series of Unites States dollar-denominated senior notes of the Issuer (together, the “Dollar Notes”) in the public offering that priced on September 9, 2015, (C) borrowings under the Amended and Restated Credit Agreement dated as of October 3, 2014, as amended on August 28, 2015 and September 2, 2015 (as in effect on the date hereof, the “Credit Agreement”), among the Issuer, the Parent, Investments, Pentair, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent or (D) borrowings under a $1,800,000,000 senior unsecured 364-day bridge loan facility on terms set forth in that certain commitment letter dated August 15, 2015 (the “Bridge Facility”).

2. Purchase of the Securities by the Underwriters.

(a) The Issuer agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of the 2019 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price, payable in euro, equal to 99.318% of the principal amount thereof plus accrued interest, if any, from September 17, 2015 to the Closing Date (as defined below). The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Issuer and the Guarantors understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Issuer and the Guarantors acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019 at 10:00 a.m., London time, on September 17, 2015, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Issuer may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made in euro by wire transfer in immediately available funds to the account(s) specified by the Issuer to the Representatives against delivery through the facilities of a common depositary or its nominee (the “Common Depositary”) on behalf of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), unless the Representatives shall otherwise instruct, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuer. The Global Note will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

(e) The Issuer and the Guarantors acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s-length contractual counterparty to the Issuer and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer, the Guarantors or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Issuer, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Issuer or the Guarantors with respect thereto. Any review by the Representatives, any Underwriter of the Issuer, or the Guarantors of the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Issuer or the Guarantors or any other person.

3. Representations and Warranties of the Issuer and the Guarantors. The Issuer and the Guarantors jointly and severally represent and warrant to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantors in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Issuer and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuer and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer or the Guarantors. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuer or related to the offering of Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantors in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Parent and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly, in all material respects, the information required to be stated therein; and the other financial information (other than the ERICO financial information) included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Parent and its subsidiaries and presents fairly, in all material respects the information shown thereby. The ERICO financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of ERICO and its subsidiaries and presents fairly, in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Parent included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of ordinary shares upon exercise of stock options or vesting of awards described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Time of Sale Information and the Prospectus) or long-term debt of Parent or any of its subsidiaries (other than borrowings under the Credit Agreement in an immaterial amount), or any dividend or distribution of any kind declared, set aside for payment, paid or made by Parent on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position or results of operations of Parent and its subsidiaries taken as a whole; (ii) neither Parent nor any of its subsidiaries has entered into any transaction or agreement that is material to Parent and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to Parent and its subsidiaries taken as a whole, that in each case, has not been disclosed in the Registration Statement, the Time of Sale Information and the Prospectus; and (iii) neither Parent nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. Parent and each of its subsidiaries have been duly organized and are validly existing and in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, financial position or results of operations of the Parent and its subsidiaries taken as a whole or on the performance by the Issuer and the Guarantors of their obligations under this Agreement and, the Securities and the Guarantees (a “Material Adverse Effect”).

(i) Capitalization. The Parent has the capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of Parent and each subsidiary of the Parent have been duly and validly authorized and issued, are fully paid and non-assessable and, in the case of each subsidiary of Parent, are owned directly or indirectly by Parent, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party other than liens, charges, encumbrances, security interests, restrictions or other claims disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(j) Due Authorization. The Issuer and each of the Guarantors has full right, power and authority to execute and deliver this Agreement, the Securities, the Guarantees and the Indenture (including each Guarantee set forth therein (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture. The Indenture has been duly authorized by the Issuer and each of the Guarantors and upon filing of the Registration Statement was duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer and each of the Guarantors enforceable against the Issuer and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, court protection or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(l) The Securities and the Guarantees. The Securities have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the

Issuer enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer and each of the Guarantors.

(n) Paying Agency Agreement. The Paying Agency Agreement to be dated September 17, 2015, between the Issuer and Elavon Financial Services Limited, UK Branch (the “Paying Agent”), has been duly authorized by the Issuer and, at the Closing Date, will have been duly executed and delivered by the Issuer and, assuming the due authorization, execution and delivery thereof by the Paying Agent, will constitute a valid and legally binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, subject to the Enforceability Exceptions.

(o) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(p) No Violation or Default. Neither the Parent nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any property, right or asset of the Parent or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Parent of the Merger Agreement and execution, delivery and performance by the Issuer and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities, the issuance of the Guarantees and compliance by the Issuer and each of the Guarantors with the terms thereof, the issuance of the Dollar Notes, any borrowings under the Bridge Facility and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Parent or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any property, right or asset of the Parent or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Parent or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Issuer and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities, the issuance of the Guarantees and compliance by the Issuer and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for those that have been obtained, the registration of the Securities and the Guarantees under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(s) Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Parent or any of its subsidiaries is a party or to which any property, right or asset of the Parent or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Parent or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no Actions are to the knowledge of the Issuer and each of the Guarantors, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(t) Independent Accountants. Deloitte & Touche LLP, who has certified certain financial statements of the Parent and its consolidated subsidiaries is an independent registered public accounting firm with respect to the Parent and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. To the knowledge of the Issuer and the Guarantors,

Ernst & Young LLP who has certified certain financial statements of ERICO and its subsidiaries, is an independent registered public accounting firm with respect to ERICO and its subsidiaries within the applicable rules and regulations adopted by the American Institute of Certified Public Accountants.

(u) Intellectual Property. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, to the Issuer’s and Guarantors’ knowledge, the Parent or one or more of its subsidiaries, own, possess or have the right to employ such patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property Rights”) that are necessary for the Parent to conduct its business, in all material respects, as now conducted. Except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Issuer nor the Guarantors, nor, to the knowledge of the Issuer or the Guarantors, any of the Parent’s subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the Intellectual Property Rights, except as individually or in the aggregate have not had and are not reasonably likely to result in a Material Adverse Effect.

(v) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Parent or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, or other affiliates of the Parent or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(w) Investment Company Act. Neither the Issuer, nor either Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x) Compliance with Environmental Laws. (i) The Parent and its subsidiaries are (x) in compliance with applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (y) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and are in compliance with all terms and conditions of any such permits, licenses or approvals; and (z) have not received notice of any actual or potential liability under any Environmental Law, except in any such case where the failure to comply with Environmental Laws or failure to receive or to comply with such permits, licenses or approvals has not had and is not reasonably likely to result in a Material Adverse Effect, and (ii) except as described in each of the Time of Sale Information and the Prospectus there are no proceedings that are pending, or that are known to be contemplated, against the Parent or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed. In the ordinary course of its business, the Parent and its subsidiaries periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); and on the basis of such review, has reasonably concluded that such associated costs and liabilities, singly or in the aggregate, have not had and are not reasonably likely to result in a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.

(y) Disclosure Controls. The Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Parent is made known to the Parent’s principal executive officer and principal financial officer by others within the Parent; and such disclosure controls and procedures are effective.

(z) Accounting Controls. The Parent maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Parent’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the internal control over combined financial reporting of the Parent is effective and the Parent is not aware of any material weaknesses in its internal controls over financial reporting.

(aa) No Change in Internal Controls. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, since the date of the latest audited consolidated financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus, there has been no change in internal control over the combined financial reporting of the Parent that has materially affected, or is reasonably likely to materially affect, the internal control over the combined financial reporting of the Parent.

(bb) No Unlawful Payments. Neither the Parent nor any of its subsidiaries nor, to the knowledge of Parent, any director, officer, agent, affiliate or employee of the Parent or any of its subsidiaries or other person associated with or acting on behalf of the Parent or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Parent and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(cc) Compliance with Anti-Money Laundering Laws. The operations of the Parent and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Parent or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Parent or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer or any of the Guarantors, threatened.

(dd) No Conflicts with Sanctions Laws. Neither the Parent nor any of its subsidiaries nor, to the knowledge of the Issuer or any of the Guarantors, any director, officer or employee, agent, or affiliate or other person associated with or acting on behalf of the Parent or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Parent or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Issuer will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Parent and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ee) No Registration Rights. No person has the right to require the Parent or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(ff) No Stabilization. Neither the Issuer nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(gg) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(hh) Status under the Securities Act. The Issuer is not an ineligible issuer as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(ii) Choice of Law in Luxembourg. The Issuer represents that the choice of law provisions set forth in this Agreement are legal, valid and binding under the laws of Luxembourg and will be recognized and given effect to by the courts of Luxembourg (unless a court determined that doing so would be contrary to public policy in Luxembourg); the Issuer has, under the laws of Luxembourg, the power to submit to the jurisdiction of New York courts; the irrevocable submission of the Issuer to the jurisdiction of the New York courts and the waiver by the Issuer of any immunity and any objection to the venue of the proceeding in a New York court, included in this Agreement are legal, valid and binding under the laws of Luxembourg; neither the Issuer nor any of its assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Luxembourg; this Agreement is in proper legal form under the laws of Luxembourg for the enforcement thereof against the Issuer, and nothing in Luxembourg law prevents suit upon this Agreement in the courts of Luxembourg; and it is not necessary (a) in order to enable the Underwriters to exercise or enforce their rights under this Agreement in Luxembourg or (b) by reason of the entry into and performance of this Agreement, that any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Luxembourg.

(jj) Choice of Law in Switzerland. Investments represents that the choice of law provisions set forth in this Agreement are each legal, valid and binding under the laws of Switzerland, and will be recognized and given effect to by the courts of Switzerland (unless a court determined that doing so would be contrary to public policy in Switzerland); Investments has, under the laws of Switzerland, the power to submit to the jurisdiction of New York courts; the irrevocable submission of the Investments to the jurisdiction of the New York courts and the waiver by Investments of any immunity and any objection to the venue of the proceeding in a New York court, included in this Agreement are legal, valid and binding under the laws of Switzerland; neither Investments nor any of its assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Switzerland; this Agreement is in proper legal form under the laws of Switzerland, for the enforcement thereof against Investments and nothing in Swiss law prevents suit upon this Agreement in the courts of Switzerland; and it is not necessary (a) in order to enable the Underwriters to exercise or enforce their rights under this Agreement in Switzerland or (b) by reason of the entry into and performance of this Agreement, that any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Switzerland.

(kk) Choice of Law in Ireland. The Parent represents that the choice of law provisions set forth in this Agreement are legal, valid and binding under the laws of Ireland and will be recognized and given effect to by the courts of Ireland (unless a court determined that doing so would be contrary to public policy in Ireland); the Parent has, under the laws of Ireland, the power to submit to the jurisdiction of New York courts; the irrevocable submission of the Parent to the jurisdiction of the New York courts and the waiver by the Parent of any immunity and any objection to the venue of the proceeding in a New York court, included in this Agreement are legal, valid and binding under the laws of Ireland; neither the Parent nor any of its assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Ireland; this Agreement is in proper legal form under the laws of Ireland for the enforcement thereof against the Parent, and nothing in Ireland law prevents suit upon this Agreement in the courts of Ireland; and it is not necessary (a) in order to enable the Underwriters to exercise or enforce their rights under this Agreement in Ireland or (b) by reason of the entry into and performance of this Agreement, that any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Ireland.

(ll) ERICO Merger Agreement. Parent has delivered to counsel for the Representatives true and correct copies of the Merger Agreement in the form originally executed, and there have been no amendments or waivers thereto or in the exhibits or schedules thereto other than those as to which the Representatives have been advised in writing. The Merger Agreement conforms in all material respects to the description thereof incorporated by reference or contained in the Registration Statement, the Time of Sale Information and the Prospectus. To the Issuer’s and Guarantors’ knowledge, there has not been a breach of the representations and warranties of ERICO contained in the Merger Agreement with respect to ERICO and its subsidiaries that would cause Parent’s condition to close the Acquisition in the Merger Agreement relating to such representations and warranties not to be satisfied.

4. Further Agreements of the Issuer and the Guarantors. The Issuer and the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Issuer and the Guarantors will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheets referred to in Annex A hereto) to the extent required by Rule 433 under the Securities Act; and the Parent will file within the applicable time periods specified by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Parent with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period (as defined below); and the Issuer will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Issuer will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(b) Delivery of Copies. The Issuer will deliver, without charge, to each Underwriter (i) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (ii) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as any Representative may reasonably request.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, in each case prior to the end of the Prospectus Delivery Period, the Issuer and the Guarantors will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which any Representative reasonably objects.

(d) Notice to the Representatives. During the Prospectus Delivery Period, the Issuer and the Guarantors will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the

Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Issuer or the Guarantors of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Issuer or the Guarantors of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuer and the Guarantors will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use their best efforts to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Issuer and the Guarantors will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuer and the Guarantors will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Issuer and the Guarantors will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Issuer nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Parent will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least 12 months beginning with the first fiscal quarter of Parent occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided, that (i) such delivery requirements to the Parent’s security holders shall be deemed met by the Parent’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 thereof and (ii) such delivery requirements to the Representatives shall be deemed met by the Parent, as applicable, if the related reports are available on the Commission’s Electronic Data Gathering Analysis and Retrieval System.

(i) Clear Market. Other than the Dollar Note offering and issuance, during the period from the date hereof through and including the Closing Date, the Issuer and each of the Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuer or any of the Guarantors and having a tenor of more than one year.

(j) Use of Proceeds. The Issuer will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(k) Eligibility for Settlement. The Issuer will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through Euroclear and Clearstream.

(l) No Stabilization. Neither the Issuer nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Record Retention. The Issuer and the Guarantors will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Listing. The Issuer shall use its reasonable best efforts to effect the admission and listing of the Securities on The New York Stock Exchange within 30 days of the Closing Date.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Issuer or the Guarantors and not incorporated by reference into the Registration Statement and any press release issued by the Issuer or the Guarantors) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Issuer in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheets referred to in Annex A hereto without the consent of the Issuer.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Issuer if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuer and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Issuer and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuer, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Parent or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) in the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Parent or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer or director of the Issuer and of each Guarantor who has specific knowledge of the Issuer’s or such Guarantor’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer after reasonable investigation, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct; (ii) confirming that the other representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct and that the Issuer and the Guarantors have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. (i) On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Parent, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date; and (ii) the Issuer shall have furnished to the Representatives a certificate, dated the Closing Date and addressed to the Representatives, of its chief financial officer with respect to certain financial data contained in the Registration Statement, the Time of Sale Information and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion and 10b-5 Statement of Counsel for the Issuer. Foley & Lardner LLP, U.S. counsel for the Issuer, shall have furnished to the Representatives, at the request of the Issuer, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in substantially the form agreed to prior to the date hereof.

(h) Opinions of Local Counsel. (i) Allen & Overy, société en commandite simple, counsel for the Issuer in Luxembourg, shall have furnished to the Representatives, at the request of the Issuer, its written opinion, dated the Closing Date and addressed to the Underwriters, in substantially the form agreed to prior to the date hereof, (ii) Arthur Cox, Dublin, Ireland, counsel for the Parent in Ireland, shall have furnished to the Representatives, at the request of the Issuer, its written opinion, dated the Closing Date and addressed to the Underwriters, in substantially the form agreed to prior to the date hereof and (iii) Bär & Karrer, counsel for Investments in Switzerland, shall have furnished to the Representatives, at the request of the Issuer, its written opinion, dated the Closing Date and addressed to the Underwriters, in substantially the form agreed to prior to the date hereof.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(k) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence (to the extent the concept of good standing is applicable in any such jurisdiction) of the good standing of the Issuer and the Guarantors in their respective jurisdictions of organization in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdiction.

(l) Depositary. The Securities shall be eligible for clearance and settlement through Euroclear and Clearstream.

(m) Exchange Listing. An application for the listing of the Securities on the New York Stock Exchange shall have been filed.

(n) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Issuer, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Issuer and duly authenticated by the Trustee.

(o) Additional Documents. On or prior to the Closing Date, the Issuer shall have furnished to the Representatives such further certificates and documents as any Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Issuer and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors, agents, and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Issuer and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer, each of the Guarantors, each of its respective directors and officers who signed the Registration Statement and each person, if any, who controls the Issuer or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Issuer in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus: (i) the names in the first column “Underwriters” under the heading in the table in the first paragraph; (ii) the fourth paragraph concerning discounts; (iii) the fifth sentence in the fifth paragraph concerning certain market making activities of the underwriters; and (iv) the sixth paragraph concerning stabilizing transactions, over-allotment transactions and syndicate covering transactions.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Issuer, the Guarantors, their respective directors and officers who signed the Registration Statement and any control persons of the Issuer and the Guarantors shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer and the Guarantors from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Issuer and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Issuer, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Issuer, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Issuer or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal, New York State or European authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States or the European Union, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Issuer or the Guarantors, except that the Issuer and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof (except for those direct expenses incurred by a defaulting Underwriter) and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect. For the avoidance of doubt, the non-defaulting Underwriters shall not be liable for any expenses incurred by a defaulting Underwriter.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuer, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuer’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters which fees and expenses shall not exceed $15,000); (vi) any fees and expenses incurred in connection with listing the Securities on The New York Stock Exchange; (vii) any fees charged by rating agencies for rating the Securities; (viii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by the Common Depositary for Euroclear and Clearstream; and (x) all expenses incurred by the Issuer in connection with any “road show” presentation to potential investors. Except as provided in this Section 11 and Sections 7 and 10(c) hereof, the Underwriters shall pay their own expenses on a pro rata basis in accordance with the amount of Securities purchased by such Underwriter as set forth on Schedule I, including the fees and expenses of their counsel and travel and lodging expenses of any representatives of the Underwriters.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Issuer for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Issuer and each of the Guarantors jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby and neither the Issuer nor the Guarantors shall in any event be liable to any Underwriter for damages on account of loss of anticipated profits from the sale of the Securities.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Issuer, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer, the Guarantors or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Stabilization. In connection with the issue of the Securities, J.P. Morgan Securities plc (in this capacity, the “Stabilizing Manager”) (or any person acting on behalf of the Stabilizing Manager), for its own account or for the accounts of the underwriters, may to the extent permitted by applicable laws and directives over-allot Securities or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilizing action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Securities is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of the Securities and 60 days after the date of the allotment of the Securities. Such stabilization shall be carried out in accordance with applicable laws and regulations. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the Stabilizing Manager. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any stabilization action, it may discontinue them at any time.

17. Agreement Among Underwriters. The execution of this Agreement by each Underwriter constitutes the acceptance of each Underwriter of the ICMA Agreement Among Managers Version 1/New York Schedule, subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to each of Citigroup Global Markets Limited, J.P. Morgan Securities plc and Merrill Lynch International and references to “Settlement Lead Manager” shall be deemed to refer to J.P. Morgan Securities plc. As applicable to the Underwriters, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Section 10 of this Agreement.

18. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Citigroup Global Markets Limited, J.P. Morgan Securities plc and Merrill Lynch International on behalf of the Underwriters, and any such action taken by Citigroup Global Markets Limited, J.P. Morgan Securities plc and Merrill Lynch International shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Citigroup Global Markets Limited, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB United Kingdom (fax: +44-20-7986-1927); Attention: Syndicate Desk, J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP United Kingdom, (fax: +44-20-3493-0682; Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group, and Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ United Kingdom (fax: +44-20-7995-0048); Attention: Syndicate Desk. Notices to the Issuer and the Guarantors shall be given to them at Pentair plc c/o Pentair Management Company, 5500 Wayzata Boulevard, Suite 600, Golden Valley, MN (fax: 763-656-5403); Attention: General Counsel.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Issuer and each of the Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuer and each of the Guarantors waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Issuer and each of the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which the Issuer and each Guarantor, as applicable, is subject by a suit upon such judgment.

(e) Judgment Currency. In respect of any judgment or order given or made for any amount due under this agreement or the transactions contemplated hereby or thereby that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, you will indemnify us against any loss incurred as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which we are able to purchase United States dollars with the amount of the judgment currency actually received by us. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

(f) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication, including by electronic mail in “portable document format” (“.pdf”) or by a combination of such means), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PENTAIR FINANCE S.A.

By	/s/ Benjamin Peric
	Name:	Benjamin Peric
	Title:	Director

PENTAIR PLC

By	/s/ Christopher R. Oster
	Name:	Christopher R. Oster
	Title:	Authorized Representative

PENTAIR INVESTMENTS SWITZERLAND GMBH

By	/s/ Henning Wistorf
	Name:	Henning Wistorf
	Title:	Managing Officer

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

CITIGROUP GLOBAL MARKETS LIMITED

By	/s/ Tom Pauk
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

J.P. MORGAN SECURITIES PLC

By	/s/
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

MERRILL LYNCH INTERNATIONAL

By	/s/
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

MITSUBISHI UFJ SECURITIES INTERNATIONAL PLC

By	/s/
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

U.S. BANCORP INVESTMENTS, INC

By	/s/
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

HSBC BANK PLC

By	/s/
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

WELLS FARGO SECURITIES INTERNATIONAL LIMITED

By	/s/ Matt Carter
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

DEUTSCHE BANK AG, LONDON BRANCH

By	/s/
Authorized Signatory

By	/s/
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

BANCO SANTANDER, S.A.

By	/s/
Authorized Signatory

By	/s/ Eric Bellanger
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By	/s/
Authorized Signatory

By	/s/
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

BANK OF MONTREAL, LONDON BRANCH

By	/s/
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

BNP PARIBAS

By	/s/
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

ING FINANCIAL MARKETS LLC

By	/s/
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

ANZ SECURITIES, INC.

By	/s/
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

LOOP CAPITAL MARKETS LLC

By	/s/
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

PNC CAPITAL MARKETS LLC

By	/s/
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

SMBC NIKKO CAPITAL MARKETS LIMITED

By	/s/
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: September 14, 2015

THE WILLIAMS CAPITAL GROUP, L.P.

By	/s/ David Finkelstein
David Finkelstein - Assistant Vice President
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of the 2019 Notes
Citigroup Global Markets Limited	€114,500,000
J.P. Morgan Securities plc	€114,500,000
Merrill Lynch International	€114,500,000
Mitsubishi UFJ Securities International plc	€36,375,000
U.S. Bancorp Investments, Inc.	€36,375,000
HSBC Bank plc	€12,500,000
Wells Fargo Securities International Limited	€12,500,000
Deutsche Bank AG, London Branch	€10,000,000
Banco Santander, S.A.	€10,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	€5,000,000
Bank of Montreal, London Branch	€5,000,000
BNP Paribas	€5,000,000
ING Financial Markets LLC	€5,000,000
ANZ Securities, Inc	€3,750,000
Loop Capital Markets LLC	€3,750,000
PNC Capital Markets LLC	€3,750,000
SMBC Nikko Capital Markets Limited	€3,750,000
The Williams Capital Group, L.P.	€3,750,000

Total	€500,000,000

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated September 14, 2015, substantially in the form of Annex B.

Annex B

Filed Pursuant to Rule 433

Registration Statement No. 333-204066

September 14, 2015

Pentair Finance S.A.

Pricing Term Sheet

Issuer:	Pentair Finance S.A.
Guarantors:	Pentair plc and Pentair Investments Switzerland GmbH
Offering Format:	SEC Registered
Security:	2.450% Senior Notes due 2019
Size:	€500,000,000
Maturity:	September 17, 2019
Coupon:	2.450%
Day Count Fraction:	ACTUAL/ACTUAL (ICMA)
Price to Public:	99.868% of face amount
Yield to Maturity:	2.485%
Benchmark Bund:	OBL 0.500% due April 12, 2019
Benchmark Bund Yield:	-0.150%
Spread to Benchmark Bund:	+263.5 basis points
Mid-Swap Yield:	0.235%
Spread to Mid-Swap Yield:	+225 basis points
Interest Payment Dates:	Annually on September 17, commencing September 17, 2016
Use of Proceeds:

The issuer intends to use (i) the net proceeds from the offering, (ii) the net proceeds from the Concurrent Offering of $1,150,000,000 in aggregate principal amount of senior notes, and (iii) borrowings of approximately $109.4 million under its revolving credit facility to finance the ERICO acquisition, including the repayment of outstanding ERICO debt for $1,800,000,000.

In the event that the issuer is unable to consummate the Concurrent Offering, the issuer intends to borrow under its $1,800,000,000 committed bridge facility to obtain any additional funds needed to finance the ERICO acquisition. The amount of financing available under the bridge facility decreases to the extent the issuer obtains financing through the offering and the Concurrent Offering.

If the ERICO acquisition is not consummated on or prior to December 31, 2015 or the merger agreement relating to the acquisition of ERICO is terminated on or prior to December 31, 2015, the issuer intends to use the net proceeds from the offering and cash on hand to fund the mandatory redemption of all outstanding notes.

Redemption Provisions:
Make-Whole Call:	At any time at a discount rate of comparable government bond rate plus 40 basis points
Tax Call:	At any time at par if certain events occur involving changes in taxation
Special Mandatory Redemption:	The offering is not contingent upon the consummation of the ERICO acquisition but, in the event that the ERICO acquisition is not consummated on or prior to December 31, 2015 or the merger agreement relating to the acquisition of ERICO is terminated on or prior to December 31, 2015, then Pentair Finance will be required to redeem all of the outstanding notes on the Special Mandatory Redemption Date at a redemption price equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, from the date of initial issuance to, but excluding, the Special Mandatory Redemption Date.
Listing:	The issuer intends to apply to list the notes on the New York Stock Exchange. There can be no assurance that any such application will be successful or that any such listing will be granted or maintained.
Stabilization:	Stabilization / FCA
Trade Date:	September 14, 2015
Settlement Date:	September 17, 2015 (T+3)
CUSIP:	709629 AQ2
ISIN:	XS1117287398
Common Code:	111728739
Minimum Denomination:	€100,000 and integral multiples of €1,000 in excess thereof
Ratings*:
Joint Book-Running Managers:	Citigroup Global Markets Limited J.P. Morgan Securities plc Merrill Lynch International Mitsubishi UFJ Securities International plc U.S. Bancorp Investments, Inc.
Co-Managers:	HSBC Bank plc Wells Fargo Securities International Limited Deutsche Bank AG, London Branch Banco Santander, S.A.
Junior Co-Managers:

Banco Bilbao Vizacaya Argentaria, S.A.

Bank of Montreal, London Branch

BNP Paribas

ING Financial Markets LLC

ANZ Securities, Inc.

Loop Capital Markets LLC

PNC Capital Markets LLC

SMBC Nikko Capital Markets Limited

The Williams Capital Group, L.P.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

The issuer and the guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer, the guarantors and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Limited toll-free at 1-800-831-9146 or e-mailing at prospectus@citi.com, calling J.P. Morgan Securities plc toll-free at +44-20-7134-2468 or calling Merrill Lynch International toll-free at 1-800-294-1322 or emailing at dg.prospectus_requests@baml.com.

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